Evolus Expands Board of Directors with Appointment of Digital and Beauty Innovator Brady Stewart

NEWPORT BEACH, Calif., January 5, 2022 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced that it has further strengthened and diversified its Board of Directors with the appointment of digital and beauty innovator Brady Stewart.
“On behalf of my fellow Board members and the Evolus management team, I am pleased to welcome Brady to our Board of Directors,” said Vikram Malik, Chairman.  “Brady’s wealth of experience in digital innovation, the beauty industry and direct-to-consumer advertising will be a valuable resource as Evolus embarks on a path to become a leading, multi-product aesthetics company.”
With over 20 years of experience in digital innovation and direct-to-consumer thought leadership, Mrs. Stewart currently serves as the Chief Commercial Officer of San Francisco-based Forma Brands LLC, an incubator, accelerator, and curator of today’s beauty brands. Prior to Forma, she served in positions of increasing responsibility culminating in the role of Managing Director and SVP, U.S. Direct to Consumer at Levi Strauss & Co., a leading global apparel brand. At Levi Strauss & Co., Mrs. Stewart led the U.S. direct-to-consumer businesses, digital marketing, content and analytics, and drove significant digital innovation.
Mrs. Stewart commented, “I am honored to join the Evolus Board of Directors at such a pivotal moment in the company’s history. I believe the company’s lead product Jeuveau®, together with its millennial consumer focus and direct-to-consumer digital strategy, has the potential to transform the aesthetic neurotoxin industry.”
About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. Approved in 2019 by the U.S. Food and Drug Administration, Jeuveau® (prabotulinumtoxinA-xvfs) is the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at www.evolus.com.
Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,”

“believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Malik and Mrs. Stewart related to the growth of the aesthetic neurotoxin market and the company’s prospects and strategy.
Forward-looking statements involve risks and uncertainties that could cause actual results or experiences to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages resulting from the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that was filed with the Securities and Exchange Commission on November 2, 2021. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Jeuveau® is a registered trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

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